REGISTRATION RIGHTS AGREEMENT



                 Dated as of July 15, 1997

                       by and among

                  AMERISTAR CASINOS, INC.

                         as Issuer

                            and

          AMERISTAR CASINO COUNCIL BLUFFS, INC.,

                 A.C. FOOD SERVICES, INC.,

                      AC HOTEL CORP.,

             AMERISTAR CASINO LAS VEGAS, INC.,

             AMERISTAR CASINO VICKSBURG, INC.

                            and

                    CACTUS PETE'S, INC.

                       as Guarantors

                            and

                 BEAR, STEARNS & CO. INC.,

                 BT SECURITIES CORPORATION

                            and

            FIRST CHICAGO CAPITAL MARKETS, INC.

                   as Initial Purchasers



                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made and entered into as of July 15, 1997, among AMERISTAR CASINOS, INC., a Nevada corporation (the "Issuer"), and AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation ("ACCBI"), A.C. FOOD SERVICES, INC., a Nevada corporation, AC HOTEL CORP., a
Mississippi corporation, AMERISTAR CASINO LAS VEGAS, INC., a Nevada corporation, AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation, and CACTUS PETE'S, INC., a Nevada corporation ("CPI"), (together, the "Guarantors") and BEAR, STEARNS & CO. INC., BT SECURITIES CORPORATION and FIRST CHICAGO CAPITAL MARKETS, INC. (together, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated July 10, 1997, among the Issuer, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of $100,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2004 Series A (the "Initial Notes"). The Issuer's obligation's under, among other things, the Initial Notes, are guaranteed by the Guarantors (or, in the case of CPI and ACCBI, will be so guaranteed upon the receipt of all requisite approvals under Gaming Laws (as defined in the Purchase Agreement) (as in effect from time to time, the "Subsidiary Guarantees"). In order to induce the Initial Purchasers to enter into the Purchase
Agreement, the Issuer has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees, among other things, the registration rights for the Initial Notes set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The parties hereby agree as follows:

1.   Definitions

     As used in this Agreement, the following terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement):

     Applicable Period:  See Section 2(f) hereof.

     Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     Closing  Date:  The Closing Date as defined in the  Purchase
Agreement.

     Direct Broker - Dealer Buyer:  See Section 2(b) hereof.

     Effectiveness Period:  See Section 3(a) hereof.

     Effectiveness  Target  Date:  The 180th  day  following  the
Closing Date.

     Exchange  Act:   The Securities Exchange  Act  of  1934,  as
amended, and the rules and regulations of the SEC promulgated thereunder, and any succeeding provisions thereto.

     Exchange Notes:  See Section 2(a) hereof.

     Exchange Offer:  See Section 2(a) hereof.

     Exchange     Offer     Registration     Statement:       See
Section 2(a) hereof.

     Filing Date:  The 60th day after the Closing Date.

     Holder:  Any holder of Transfer Restricted Securities.

     Indemnified Party:  See Section 7 hereof.

     Indemnifying Party:  See Section 7 hereof.

     Indenture: The Indenture, dated as of July 15, 1997, by and among the Issuer, the Initial Guarantors, and First Trust National Association, as Trustee, pursuant to which the Initial Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

     Initial Guarantors:  Each of the Guarantors except for CPI.

     Initial  Notes:   See  the introductory paragraphs  to  this
Agreement.

     Initial Purchasers: See the introductory paragraph to this Agreement.

     Inspectors:  See Section 5(m) hereof.

     Issuer:  See the introductory paragraph of this Agreement.

     Issuer Affiliate:  See Section 2(b) hereof.

     Liquidated Damages:  See Section 4(a) hereof.

     Participating Broker-Dealer: Any broker-dealer (as defined in the Exchange Act), other than a Direct Broker-Dealer Buyer, that is a Holder or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Initial Notes acquired for its own account as a result of market-making activities or other trading activities that are tendered for exchange in the Exchange Offer and that thereafter holds Exchange Notes issued in exchange therefor.

     Person or person: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, limited liability company, limited liability partnership, firm or other legal entity.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchange Notes and/or the Transfer Restricted Securities (as applicable), covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Purchaser Indemnitee:  See Section 7 hereof.

     Records:  See Section 5(m) hereof.

     Registration Default:  See Section 4(a) hereof.

     Registration Statement: Any registration statement of the Issuer and the Guarantors, including, but not limited to, the Exchange Offer Registration Statement, the Shelf Registration Statement or a registration statement of the Issuer that otherwise covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule  144:   Rule 144 promulgated pursuant to the Securities
Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     Rule 144A:  Rule 144A promulgated pursuant to the Securities
Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     Rule  415:   Rule 415 promulgated pursuant to the Securities
Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC:  The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, and any succeeding provisions thereto.

     Shelf Notice:  See Section 2(g) hereof.

     Shelf Registration Statement:  See Section 3(a) hereof.

     TIA:   The Trust Indenture Act of 1939, as amended, and  the
rules and regulations of the SEC promulgated thereunder.

     Transfer Restricted Securities: The Initial Notes upon original issuance thereof and at all times subsequent thereto, until (i) a Registration Statement covering such Initial Notes has been declared effective by the SEC and such Initial Notes have been disposed of in accordance with such effective Registration Statement, (ii) such Initial Notes are sold in compliance with Rule 144 or (iii) such Initial Notes cease to be outstanding.

     Trustee:   The trustee under the Indenture and, if existent,
the trustee under any indenture governing the Exchange Notes.

     Underwritten  registration  or  underwritten  offering:    A
registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

2.   Exchange Offer

     (a) The Issuer and the Guarantors agree to file with the SEC as soon as practicable after the Closing Date, but in no event later than the Filing Date, an offer to exchange (the "Exchange Offer"), any and all of the Transfer Restricted Securities for a like aggregate principal amount of debt securities of the Issuer as guaranteed by Subsidiary Guarantees in effect from time to time (subject to, in the case of CPI and ACCBI, the receipt of all requisite approvals under Gaming Laws) (the "Exchange Notes"), which Exchange Notes will be
(i) substantially identical in all material respects to the Initial Notes, except that such Exchange Notes will not contain terms with respect to transfer restrictions, registration rights or the obligation to pay any Liquidated Damages, (ii) entitled to the benefits of the Indenture or a trust indenture which is identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC or to effect or maintain the qualification thereof under the TIA), and which, in either case, has been qualified under the TIA, and
(iii) registered pursuant to an effective Registration Statement in compliance with the Securities Act. The Exchange Offer will be registered pursuant to the Securities Act on an appropriate form of Registration Statement (the "Exchange Offer Registration Statement"), and will comply with all applicable tender offer rules and regulations promulgated pursuant to the Exchange Act and shall be duly registered or qualified pursuant to all applicable state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law, policy or interpretation of the staff of the SEC. No securities shall be included in the Exchange Offer Registration Statement other than the Exchange Notes. The Issuer and the Guarantors agree to
(x) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective and to cause the Exchange Offer to be consummated on or prior to the Effectiveness Target Date and (y) keep the Exchange Offer open for not less than 20 Business Days (or such longer period required by applicable law), after the date that the notice of the Exchange Offer referred to below is mailed to Holders.

     (b) Each Holder who participates in the Exchange Offer will be required to represent (which representation may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) that (i) any Exchange Notes received by it will be acquired in the ordinary course of its business,
(ii) at the time of the consummation of the Exchange Offer such Holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes, and (iii) such Holder is not (1) an "affiliate" of the Issuer or any Guarantor (an "Issuer
Affiliate") or, (2) an Initial Purchaser or any other broker-dealer that acquired such Transfer Restricted Securities directly from the Issuer or any Guarantor or any Issuer Affiliate for resale pursuant to Rule 144A, Regulation S or another available exemption from the registration requirements of the Securities Act (a "Direct Broker-Dealer Buyer"). As used herein, "affiliate" shall be as defined in Rule 405 under the Securities Act. Each Holder hereby acknowledges and agrees that any Issuer Affiliate, any Direct Broker-Dealer Buyer, and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (i) could not under SEC policy as in effect on the date of this Agreement participate in the Exchange Offer, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction of such Holder's Initial Notes should be covered by an effective registration statement containing the selling security holder and other information required by Item 507 and 508, as applicable, of Regulation S-K under the Securities Act.

     (c) Prior to the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors shall provide a supplemental letter to the SEC (a) stating that the Issuer and the Guarantors are seeking to register the Exchange Offer on the basis of the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), and Shearman & Sterling (available July 2, 1993), and similar no-action letters and (B) including a representation that none of the Issuer or the Guarantors has entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of each of the Issuer's and the Guarantors' knowledge, each Holder intending to participate in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

     (d) The Issuer and the Guarantors hereby agree for a period of at least 180 days after consummation of the Exchange Offer to make available, upon written request therefor, a prospectus meeting the requirements of the Securities Act to any Participating Broker-Dealer for use in connection with resales of Exchange Notes. Upon consummation of the Exchange Offer in accordance with this Agreement, the Issuer and the Guarantors shall have no further obligation to register Transfer Restricted Securities pursuant to Section 3 of this Agreement, unless the Issuer and the Guarantors are otherwise obligated to file a Shelf Registration Statement pursuant to Section 3 hereof.

     (e) The Issuer and the Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any Participating Broker-Dealer with respect to the Exchange Notes. Such "Plan of Distribution" section shall also allow the use of the Prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement  describing  the means by which  Participating  Broker-
Dealers may resell the Exchange Notes.

     (f) The Issuer and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that such period shall not exceed 180 days after consummation of the Exchange Offer (or such longer period if extended pursuant to Section 5(j) hereof) (the "Applicable Period").

     In connection with the Exchange Offer, the Issuer and the Guarantors shall:

          (i) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer
     Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iii) permit Holders to withdraw tendered Initial Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange and a statement that such Holder is withdrawing his or her election to have such Transfer Restricted Securities exchanged.

     As  soon  as  practicable after the close  of  the  Exchange
Offer, the Issuer and the Guarantors shall:

          (i) accept for exchange all Initial Notes validly tendered and not validly withdrawn in accordance with the Exchange Offer;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Initial Notes so accepted for exchange;
     and

          (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Initial Notes, Exchange Notes equal in principal amount to the Initial Notes of such Holder so accepted for exchange.

     (g) If (1) prior to the consummation of the Exchange Offer, applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect the Exchange Offer,
(2) for any other reason the Exchange Offer is not consummated on or prior to the Effectiveness Target Date, or (3) any Holder of Transfer Restricted Securities shall notify the Issuer within 20 Business Days of the consummation of the Exchange Offer (and confirm such notice in writing within five Business Days thereafter) that such Holder is a Direct Broker-Dealer Buyer, then the Issuer and the Guarantors shall promptly deliver to the Holders of any Transfer Restricted Securities and the Trustee written notice thereof (the "Shelf Notice"), and the Issuer and the Guarantors shall file a Registration Statement pursuant to Section 3 hereof. Following the delivery to the Holders of Transfer Restricted Securities of a Shelf Notice, the Issuer and the Guarantors shall not have any further obligation to conduct the Exchange Offer pursuant to this
Section 2(g), provided, that the Issuer and the Guarantors shall have the right, nonetheless, to proceed to consummate the Exchange Offer notwithstanding their obligation pursuant to this
Section 2(g) (and, upon such consummation, any obligation to file a Shelf Registration Statement arising from clause (1) or (2) (but not clause (3)) of this Section 2(g) shall terminate) and provided that any Shelf Notice delivered to the Holders of Transfer Restricted Securities pursuant to clause (3) of this
Section 2(g) shall result in the termination of the obligations of the Issuer and the Guarantors to conduct the Exchange Offer only with respect to the Holders described in clause (3) of this
Section 2(g).

3.   Shelf Registration Statement

     If the Issuer and the Guarantors are required to deliver a Shelf Notice as contemplated by Section 2(g) hereof, then:

     (a) Shelf Registration Statement. The Issuer and the Guarantors shall prepare and file with the SEC, as promptly as practicable following the Shelf Notice, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities, which registration statement, if the Shelf Notice is given pursuant to
Section 2(g)(1) or (2), may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of the Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Issuer and the Guarantors shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement. The Issuer and the Guarantors shall use their best efforts, as described in Section 5(b) hereof, to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable after the filing of such Shelf Registration Statement, but in no event later than the Effectiveness Target Date (or in the case of a Shelf Registration Statement filed pursuant to Section 2(g)(3) hereof, by the later of the Effectiveness Target Date or 60 days of receipt by the Issuer of the notice contemplated by
Section 2g)(3)), and to keep the Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the date which is 24 months after the Closing Date,
(ii) the date that all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or
(iii) the date that there ceases to be securities outstanding that constitute Transfer Restricted Securities (the "Effectiveness Period").

     (b)    Supplements  and  Amendments.   The  Issuer  and  the
Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities.

4.   Liquidated Damages

     (a) The Issuer, the Guarantors and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuer and the Guarantors fail to fulfill their obligations pursuant to Section 2 or Section 3 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Issuer and the Guarantors to fulfill such obligations, the Issuer agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below:

          (i)    if   neither  the  Exchange  Offer  Registration
     Statement nor the Shelf Registration Statement has been filed with the SEC on or prior to the Filing Date; or

          (ii)   if   neither  the  Exchange  Offer  Registration
     Statement nor the Shelf Registration Statement is declared effective by the SEC on or prior to the Effectiveness Target
     Date; or

          (iii) if an Exchange Offer Registration Statement is declared effective by the SEC, and on or prior to the earlier of (A) 45 days following the effectiveness thereof or (B) the Effectiveness Target Date, the Issuer and the Guarantors have not exchanged Exchange Notes for all Initial Notes validly tendered in accordance with the terms of the Exchange Offer; or

          (iv) the Shelf Registration Statement has been declared effective by the SEC and such Shelf Registration Statement ceases to be effective or usable at any time during the Effectiveness Period;

          (any of the foregoing, a "Registration Default"), then, during the first 90-day period following such Registration Default, the Issuer shall pay to each Holder of Transfer Restricted Securities, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), Liquidated Damages in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of Transfer Restricted Securities held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default.

     The amount of such Liquidated Damages will increase by an additional one-half of one percent (0.5%) per annum of the principal amount of Transfer Restricted Securities during each subsequent 90-day period until all Registration Defaults have been cured; provided, however, that Liquidated Damages shall not at any time exceed two percent (2.0%) per annum of the principal amount of Transfer Restricted Securities (regardless of whether one or more than one

Registration Defaults has occurred and is continuing). Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease. A Registration Default under clause (i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Shelf Registration Statement is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated or (B) a Shelf Registration Statement is declared effective; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date that the post-effective amendment curing the deficiency in the Shelf Registration Statement is declared effective or (B) the Effectiveness Period expires.

     (b) The Issuer and the Guarantors shall notify the Trustee within one Business Day after each and every date on which a Registration Default first occurs. Payment of Liquidated Damages, if any, will initially be due at the offices of the Paying Agent (as defined in the Indenture), provided that, at the option of the Issuer and the Guarantors, Liquidated Damages may be paid by check mailed to Holders at their registered addresses, provided further that (i) all payments with respect to Global Notes (as defined in the Indenture) are required to be made in same day funds in accordance with the policies of the Depository (as defined in the Indenture) and (ii) all payments with respect to Notes, the Holders of which have given wire transfer instructions to the Issuers and the Guarantors, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. Liquidated Damages shall be paid on or before the semi-annual interest payment date provided in the Indenture and on each payment date provided in the Indenture including, without limitation, whether upon redemption, maturity (by acceleration or otherwise) or purchase upon a Change of Control. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured. In no event shall the Issuer pay Liquidated Damages in excess of the applicable maximum amount set forth above, regardless of whether one or multiple Registration Defaults exist.

     (c) The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that will be suffered by Holders by reason of the failure to file the Exchange Offer Registration Statement or the Shelf Registration Statement, the failure of the Exchange Offer Registration Statement or the Shelf Registration Statement to be declared effective, the failure to consummate the Exchange Offer or the failure of the Shelf Registration Statement to remain effective, as the case may be, in accordance with this Agreement.

     (d)   The Issuer hereby designates, with respect to each Gem
Note (as defined in the Indenture), all Liquidated Damages, if any, payable hereunder as "Senior Indebtedness," as such term is defined in such Gem Note.

5.

     Registration Procedures

     In connection with the registration of any Exchange Notes or Transfer Restricted Securities pursuant to Sections 2 or 3 hereof, the Issuer and the Guarantors shall effect such registration to permit the exchange of such Exchange Notes for Initial Notes or the sale of such Transfer Restricted Securities (as applicable), in accordance with the intended method or methods of exchange or disposition thereof, and pursuant thereto the Issuer and the Guarantors shall:

     (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Section 2 or
Section 3 hereof, and use their best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer and the Guarantors shall furnish to and afford the Holders of the Transfer Restricted Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto), proposed to be filed (at least 5 Business Days prior to such filing, or such later date as is reasonable under the circumstances). The Issuer and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders, pursuant to this Agreement, must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (except that documents filed as exhibits that are incorporated by reference or deemed to be incorporated by reference shall not be subject to such objections);

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force), under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, and with respect to the subsequent resale of any Initial Notes being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuer and the Guarantors shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Applicable Period or the Effectiveness Period or otherwise when required to use their best efforts under Sections 2, 3 and 5 hereof if any of the Issuer or any of the Guarantors voluntarily takes any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Transfer Restricted Securities or such Exchange Notes during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by it in good faith and for valid business reasons (not including avoidance of its obligations hereunder), including the acquisition or divestiture of assets or the preservation of the confidentiality of information the disclosure of which may have a material adverse effect on the assets, business, financial condition or prospects of the Issuer, the Guarantors and any other direct or indirect subsidiary of the Issuer, taken as a whole;

     (c) if (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Transfer Restricted Securities, or each known Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly and confirm such notice in writing, (i) when a Prospectus, any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iii)  if  at  any  time when a Prospectus  is  required  by  the
Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Issuer and the Guarantors contained in any agreement
(including   any   underwriting   agreement)   contemplated    by
Section 5(l) hereof cease to be true and correct in any material respect, (iv) of the receipt by the Issuer or the Guarantors of
any   notification  with  respect  to  the  suspension   of   the
qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the reasonable determination of the Issuer or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

     (d) if (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification), of any of the Transfer Restricted Securities or the Exchange Notes (as applicable), to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible moment;

     (e)  if a Shelf Registration Statement is filed pursuant  to
Section 3 hereof and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information relating to underwriters, if any, any Holder of Transfer Restricted Securities or the plan of distribution of the Transfer Restricted Securities as the managing underwriter, if any, or such Holders may reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after any of the Issuer and the Guarantors has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment pursuant to clause (i), and (iii) supplement or make amendments to such Registration Statement with such information as is required in connection with any request made pursuant to clause (i);

     (f) if (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits;

     (g) if (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus), and
each   amendment   or  supplement  thereto  and   any   documents
incorporated by reference therein, as such Persons may reasonably request; and, subject to the last paragraph of this Section 5 hereof, the Issuer and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating

Broker-Dealer, as the case may be, and their underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto;

     (h) prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their
respective  counsel  in  connection  with  the  registration   or
qualification   (or   exemption   from   such   registration   or
qualification), of such Transfer Restricted Securities for  offer
and   sale  under  the  securities  or  Blue  Sky  laws  of  such jurisdictions as any selling Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or
things   reasonably  necessary  or  advisable   to   enable   the
disposition in such jurisdictions of the Exchange Notes  held  by
Participating   Broker-Dealers   or   the   Transfer   Restricted
Securities covered by the applicable Registration Statement; provided that none of the Issuer or the Guarantors shall be
required  to  (A)  qualify  generally  to  do  business  in   any
jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject it to taxation in any such jurisdiction where it is not so subject;

     (i)  if a Shelf Registration Statement is filed pursuant  to
Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends with respect to transfer and shall be in a form eligible for deposit with The Depository Trust Company, ("DTC"), and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of the Transfer Restricted Securities;

     (j) if (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the expense of the Issuer and the Guarantors, a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
provided, however, that:

     (A) the Issuer and the Guarantors may delay such preparation and filing of such supplement or post-effective amendment pursuant to this Section 5(j) if
     (i) such action is required by applicable law, or (ii) such action is taken by them in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including the acquisition or divestiture of assets or the preservation of the confidentiality of information the disclosure of which may have a material adverse effect on the assets, business, financial condition or prospects of the Issuer, the Guarantors and any other direct or indirect subsidiaries of the Issuer, taken as a whole (in any such case, an "Amendment Delay");

     (B) the Issuer and the Guarantors may effect, in the aggregate, no more than one Amendment Delay during the Applicable Period and such Amendment Delay shall be for no longer than 45 Business Days;

     (C) the Issuer and the Guarantors may effect, in the aggregate, no more than two Amendment Delays during the Effectiveness Period, provided that no more than one Amendment Delay shall be effected during any twelve-month period, and each such Amendment Delay shall be for no longer than 45 Business Days; and

     (D) to the extent that the Issuer and the Guarantors effect one or more Amendment Delays, the duration of the Effectiveness Period (if such duration is determined pursuant to clause (i) of the definition thereof) or the maximum duration of the Applicable Period, as the case may be, shall be extended for the aggregate amount of time that any such Amendment Delays were in effect;

     (k) prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities,
(i) provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with DTC and
(ii) use their best efforts to provide a CUSIP number for the Transfer Restricted Securities;

     (1) in connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection,
(i) make such representations and warranties to the underwriters, with respect to the business of the Issuer and the Guarantors, the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and the Guarantors and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the Independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other independent certified public accountants with respect to any business for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by underwriters as permitted by Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of outstanding Transfer Restricted Securities covered by such Registration Statement and the managing underwriters or agents), with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

     (m) if (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer and the Guarantors (collectively, the "Records"), solely as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and the Guarantors and any of their respective subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement, subject to such reasonable confidentiality requirements as the Issuer, the Guarantors or any of their respective subsidiaries may impose with respect thereto;

     (n) provide an indenture trustee for the Transfer Restricted Securities or the Exchange Notes, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer or the first
Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause such trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;

     (o) comply with all applicable rules and regulations of the SEC and, as soon as reasonably practicable, make generally available to the holders of Exchange Notes and the Holders, if any, consolidated earning statements of the Issuer that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (p) If an Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuer or the Guarantors (or to such other Person as directed by the Issuer and the Guarantors), in exchange for the Exchange Notes, the Issuer or the Guarantors shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Notes; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

     (q) reasonably cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

     (r) use their best efforts to take all other steps necessary to effect the registration of the Transfer Restricted
Securities  or  the  Exchange Notes  covered  by  a  Registration
Statement contemplated hereby; and

     (s) use their best efforts to cause the Transfer Restricted Securities or the Exchange Notes, as applicable, covered by an
effective  registration  statement  required  by  Section  2   or
Section 3 hereof to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities relating to such registration statement or the managing underwriters in connection therewith, if any.

     The Issuer and the Guarantors may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer and the Guarantors such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, as required to be included in a Registration Statement prepared in accordance with the Securities Act or as the Issuer and the Guarantors may, from time to time, reasonably request. The Issuer and the
Guarantors  may  exclude  from  such  registration  the  Transfer
Restricted Securities or Exchange Notes of any seller or Participating Broker-Dealer, as the case may be, who fails to furnish such information within a reasonable time after receiving such request.

     Each  Holder  of  Transfer Restricted  Securities  and  each
Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of' any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder shall forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or such Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated  by
Section 5(j) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6.   Registration Expenses

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Guarantors shall be borne by the Issuer and the Guarantors, whether or not the Exchange Offer or a Shelf Registration Statement is filed or
becomes   effective,  including,  without  limitation,  (i)   all
registration  and  filing  fees (including,  without  limitation,
(a) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (b) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Notes (x) where the Holders of Transfer Restricted Securities are located, in the
case   of   the   Exchange  Notes,  or   (y)   as   provided   in
Section   5(h)  hereof,  in  the  case  of  Transfer   Restricted
Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities or Exchange Notes in a form eligible for deposit with DTC and of printing Prospectuses if the
printing   of   Prospectuses  is  requested   by   the   managing
underwriters, if any, or, in respect of Transfer Restricted Securities or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or of such Exchange Notes, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and the Guarantors, (v) fees and disbursements of all
independent   certified  public  accountants   referred   to   in
Section 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees,
(vii) Securities Act liability insurance, if the Issuer or any of the Guarantors desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuer and the Guarantors,
(ix)   internal  expenses  of  the  Issuer  and  the   Guarantors
(including,  without  limitation, all salaries  and  expenses  of
officers   and  employees  of  the  Issuer  and  the   Guarantors
performing  legal or accounting duties), (x) the expense  of  any
annual  audit  and  (xi)  the  fees  and  expenses  incurred   in
connection with the listing of the securities to be registered on any securities exchange. Nothing contained in this Section 6 shall create an obligation on the part of the Issuer or any Guarantor to pay or reimburse any Holder for any underwriting commission or discount or accountable or non-accountable expense
reimbursement   attributable  to  any  such   Holder's   Transfer
Restricted  Securities  included  in  an  underwritten   offering
pursuant to a Registration Statement filed in accordance with the terms of this Agreement, or to guarantee such Holder any profit or proceeds from the sale of such Notes.

     (b) In connection with any Shelf Registration Statement hereunder, the Issuer and the Guarantors shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel), chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement.

7.

     Indemnification

     The Issuer and the Guarantors agree to indemnify and hold harmless (i) each Initial Purchaser or each Holder of Transfer Restricted Securities, each initial Holder of Exchange Notes and each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of such Person or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Purchaser Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuer and the Guarantors shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon
(i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Issuer and the Guarantors or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (h) any untrue statement contained in or omission from a preliminary prospectus if a copy of the Prospectus (as then amended or supplemented, if the Issuer and the Guarantors shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the person asserting any such Liabilities who purchased Initial Notes, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Initial Notes to such person and the untrue statement contained in or omission from such preliminary prospectus was completely corrected in the Prospectus (or the Prospectus as amended or supplemented). The Issuer and the Guarantors shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Issuer, the Guarantors or an Purchaser Indemnitee.

     In connection with any Registration Statement in which a Holder of Transfer Restricted Securities or a Participating Broker-Dealer is participating, such Holder of Transfer Restricted Securities or Participating Broker-Dealer agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors, each person who controls the Issuer or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the

respective partners, directors, officers, members, representatives, employees and agents of such person or controlling person to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Purchaser Indemnitee, but only with reference to information relating to such Purchaser Indemnitee furnished to the Issuer or any Guarantor in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Transfer Restricted Securities giving rise to such obligations.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party"), shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party"), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this
Section 7), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (h) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such indemnified parties, which firm shall be designated in writing by those indemnified parties who sold a majority in outstanding aggregate principal amount of Transfer Restricted Securities sold by all such indemnified parties and any such separate firm for the Issuer and the Guarantors, the directors, the officers and such control persons of the Issuer and the Guarantors as shall be designated in writing by the Issuer and the Guarantors. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the
Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors on the one hand and any Purchaser
Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such indemnified parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Transfer Restricted Securities or Exchange Notes exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) an Initial Purchaser, a Holder of Transfer Restricted Securities, an initial Holder of Exchange Notes or a Participating Broker-Dealer shall have the same rights to contribution as such Initial Purchaser, such Holder of Transfer Restricted Securities, such initial Holder of Exchange Notes or such Participating Broker-Dealer, as the case may be, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Issuer, any Guarantor, and each officer, director, partner, employee, representative, agent or manager of each of the Issuer and the Guarantors shall have the same rights to contribution as the Issuer and the Guarantors. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No person guilty of fraudulent misrepresentation (within the meaning of
Section  11(f)  of  the  Securities Act), shall  be  entitled  to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The  indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The Purchaser Indemnitee's obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Initial Notes sold by each of the Purchaser Indemnitees hereunder and not joint.

8.   Rules 144 and 144A

     Each of the Issuer and the Guarantors covenants that it will file the reports, if any, required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer or any Guarantor is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make available information with respect to it required by Rule 144 and Rule 144A under the Securities Act in order to permit sales pursuant to Rule 144 and Rule 144A. The Issuer and the Guarantors further covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A or (b) any similar rule or regulation hereafter adopted by the SEC. The Issuer agrees to cause each Guarantor to comply with its obligations, if any, hereunder.

9.   Underwritten Registrations

     (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and shall be reasonably acceptable to the Issuer and the Guarantors.

     No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder, unless such Holder
(a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other
documents   required  under  the  terms  of   such   underwriting
arrangements.

     (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice), by the managing underwriters in an underwritten offering or by a placement agent in a private offering of the Issuer's debt securities, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) or Rule 144A under the Securities Act, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Initial Notes except pursuant to an Exchange Offer, other than in compliance with applicable securities laws and in no event during the period beginning 10 days prior to, and ending 90 days after, the closing date of the underwritten offering.

     The foregoing provisions shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

10.  Miscellaneous

     (a) Remedies. In the event of a breach by the Issuer and the Guarantors of any of their obligations under this Agreement, each Holder of Transfer Restricted Securities and each Participating Broker-Dealer holding Exchange Notes, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 4, the Issuer and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer and the Guarantors have obtained the written consent of holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities and Exchange Notes held by Participating Broker-Dealers taken as one class. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and Participating Broker-Dealers holding Exchange Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders and Participating Broker-Dealers holding Exchange Notes may be given by holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities and Exchange Notes held by Participating Broker-Dealers being sold by such Holders and Participating Broker-Dealers pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (c)    Notices.    All  notices  and  other   communications
(including, without limitation, any notices or other communications to the Trustee), provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to a Holder of Transfer Restricted Securities, at the most current address given by the Trustee to the Issuer; and

          (ii) if to the Issuer or any Guarantor, c/o Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, Attention: Thomas M. Steinbauer, Senior Vice President and Chief Financial Officer, and Brian
     E. Katz, Senior Vice President, telecopier: 702-369-8860.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a nationally recognized next-day air courier, if made by next-day air courier; and when receipt is acknowledged by the addressee, if telecopied on a Business Day on such Business Day, if not on a Business Day, on the first Business Day thereafter.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders of Transfer Restricted Securities. The Issuer and the Guarantors agree that the Holders of Transfer Restricted Securities and Participating Broker-Dealers holding Exchange Notes shall be third party beneficiaries to the agreements made hereunder by the Initial Purchasers and the Issuer and the Guarantors, and each Holder and Participating Broker-Dealer shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder or Participating Broker-Dealer fulfills all of its obligations hereunder.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f)   Headings.   The  headings in this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED  IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW  YORK,
AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE

STATE  OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS  OF
LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN
RESPECT  OF  ANY  SUIT, ACTION OR PROCEEDING ARISING  OUT  OF  OR
RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY
CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (i) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

     (j) Transfer Restricted Securities Held by the Issuer or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act), shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (k) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase Agreement. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Issuer's obligations under Sections 2 and 3 of this Agreement.

     (l) Liability of ACCBI. Notwithstanding any other provision herein to the contrary, ACCBI shall have no obligation or liability hereunder prior to the time, if at all, that this Agreement shall have been approved by the Iowa Racing and Gaming Commission.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                ISSUER

                                AMERISTAR CASINOS, INC.


                                By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:   Senior Vice President



                                GUARANTORS

                                AMERISTAR CASINO COUNCIL
                                BLUFFS, INC.


                                By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:   Vice President


                                A.C. FOOD SERVICES, INC.


                                By:    /s/ Thomas M. Steinbauer
                                  Name:    Thomas M. Steinbauer
                                  Title:   Vice President


                                AC HOTEL CORP.


                                By:    /s/ Thomas M. Steinbauer
                                  Name:    Thomas M. Steinbauer
                                  Title:   Vice President


                                AMERISTAR CASINO LAS VEGAS, INC.


                                By:    /s/ Thomas M. Steinbauer
                                  Name:    Thomas M. Steinbauer
                                  Title:   Vice President


                                AMERISTAR CASINO VICKSBURG, INC.


                                By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:  Vice President


                                CACTUS PETE'S, INC.


                                By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:    Vice President



                                INITIAL PURCHASERS

                                BEAR, STEARNS & CO. INC.


                                By:        /s/ J. Andrew Bugas
                                  Name:        J. Andrew Bugas
                                  Title:Senior Managing Director



                                BT SECURITIES CORPORATION


                                By:        /s/ Michael Apfel
                                  Name:        Michael Apfel
                                  Title:       Vice President



                                FIRST CHICAGO CAPITAL MARKETS,
                                INC.


                                By:     /s/ C. Victor Manny
                                  Name:     C. Victor Manny
                                  Title:    Managing Director